Exhibit 24.1

Power of Attorney

PGIM Private Real Estate Fund, Inc.

The undersigned officer of The Prudential Insurance Company of America hereby constitutes, appoints and authorizes each of Claudia DiGiacomo, Debra Rubano, Melissa Gonzalez, Andrew French, George Hoyt and Devan Goolsby as true and lawful agents and attorneys-in-fact, to sign, execute and deliver Forms 3, 4 and 5, Schedules 13D and 13G and/or such other forms, as appropriate, to file the same, with all exhibits and amendments thereto, with the U.S. Securities and Exchange Commission (the “SEC”) and the securities regulators of appropriate states and territories, and generally to do all such things in their name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”), all related requirements of the SEC and all requirements of appropriate states and territories in connection with The Prudential Insurance Company of America’s ownership of or transactions in securities of PGIM Private Real Estate Fund, Inc. (the “Company”). The undersigned does hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting (the “Power of Attorney”). The undersigned does hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof. The Power of Attorney shall remain in full force and effect until The Prudential Insurance Company of America is no longer required to file forms to comply with the provisions of the Securities Act, sections 13 and section 16 of the Exchange Act and the Investment Company Act, all related requirements of the SEC and all requirements of appropriate states and territories in connection with The Prudential Insurance Company of America’s ownership of or transactions in securities of the Company, unless earlier revoked in writing.

/s/ John Cafiero
John Cafiero, Vice President and Assistant Secretary
Dated: March 11, 2024